Exhibit b
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                           USAA TAX EXEMPT FUND, INC.

                                     BYLAWS

                            AS AMENDED MARCH 1, 2005


                                    ARTICLE I

                                     OFFICES

       SECTION 1.1. PRINCIPAL OFFICE. The principal office of the Company in the State of Maryland shall be in the City of Baltimore, State of Maryland.

       SECTION 1.2. OTHER OFFICES. The Company may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Company may require, including without limitation, offices at San Antonio, Texas.

                                   ARTICLE II

                                  SHAREHOLDERS

       SECTION 2.1. PLACE OF MEETINGS. Meetings of shareholders shall be held at the offices of the Company in the State of Maryland, at the offices of the Company in the City of San Antonio, Texas, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

       SECTION 2.2. ANNUAL MEETING. The Company is not required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940 (the "1940 Act"). If the Company is required by the 1940 Act to hold a meeting of stockholders to elect directors, such meeting shall be held at a date and time set by the Board of Directors in accordance with the 1940 Act and no later than 120 days after the occurrence of the event requiring the meeting. Any stockholders' meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of stockholders for the fiscal year of the Company in which the meeting is held. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Company's existence or affect any otherwise valid corporate acts.

       SECTION 2.3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors or by the President. Special meetings of shareholders shall be called by the Secretary upon the written request of holders of shares entitled to cast not less than TEN percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such requesting shareholders of the reasonably estimated cost of preparing and mailing such notice of the meeting and, upon payment to the Company of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all shareholders entitled to notice of such meeting. No special meeting need be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months unless requested by the holders of shares entitled to cast a majority of all votes entitled to be cast at such meeting.

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       SECTION  2.4.  NOTICE AND  PURPOSE.  Not less than ten (10) nor more then ninety (90) days before the date of every shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at such meeting, and to each shareholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post-office address as it appears on the records of the Company, with postage thereon prepaid. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

       SECTION 2.5. RECORD DATE. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than ninety (90) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

       SECTION 2.6. QUORUM. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders, but, if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

       SECTION 2.7. VOTING. Any holder of shares of the Company shall be entitled to vote to the extent provided in subsection 6.2(f) of the Articles of Incorporation, either in person or by proxy. A shareholder may authorize another person to act as proxy for the shareholder in any manner permitted under Maryland law, including by authorizing a person or organization to execute a proxy for the shareholder pursuant to telephonic or electronically transmitted instructions. Any holder of fractional shares of the Company shall have proportionally the same voting rights as are provided for a full share. No proxy shall be valid after eleven months from the date of execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Proxies shall be delivered to the Secretary of the Company before or at the time of such meeting. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

       SECTION 2.8. OFFICERS. The President shall preside at and the Secretary shall keep the records of each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by some person appointed by the meeting.

       SECTION 2.9. ORDER OF BUSINESS. The business shall be transacted in such order as the presiding officer shall determine.

                                   ARTICLE III

                                    DIRECTORS

       SECTION 3.1. GENERAL POWERS. The business and property of the Company shall be managed by its Board of Directors, and subject to the restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, they shall exercise all the powers of the Company.

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       SECTION  3.2.  DELEGATION.  To the extent  permitted by law, the Board of
Directors may delegate the duty of management of the Company's assets and may delegate such other of its powers and duties as are permitted by the Articles of Incorporation or these Bylaws, (a) to the Executive Committee or other committees, or (b) to another party to act as manager, investment adviser or underwriter pursuant to a written contract or contracts to be approved in the manner required by the 1940 Act.

       SECTION 3.3. NUMBER. The Board of Directors shall consist of no more than ten (10) nor less than three (3) Directors, with the actual number to be determined, from time to time, by resolution of the Board.

       SECTION 3.4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be chosen by the Board of Directors shall preside at meetings of the Board of Directors. He shall have such other powers as the Board of Directors may from time to time assign to him.

       SECTION 3.5. ELECTION, RESIGNATIONS, TERM OF OFFICE AND VACANCIES. Until the first meeting of shareholders or until their successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. Cumulative voting is not permitted. Directors need not be residents of the State of Maryland or shareholders of the Company. Each director, unless he sooner resigns or is removed, shall hold office until his successor is elected and shall have qualified. Any director may resign his office at any time by delivering his resignation in writing to the Company. The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective. Subject to compliance with
Section 16(a) of the 1940 Act, as amended, any vacancies occurring in the Board of Directors other than by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors, even though such majority is less than a quorum. A director elected by the Board of Directors to fill a vacancy shall be elected for the unexpired term of his predecessor in office. If a special meeting of shareholders is required to fill a vacancy, the meeting shall be held within sixty (60) days or such longer period as may be permitted by the Securities and Exchange Commission.

       SECTION 3.6. PLACE OF MEETING. Meetings of the Board of Directors may be held either within or without the State of Maryland, at whatever place is specified by the officer calling the meeting. In the absence of a specific place designation, the meeting shall be held at the office of the Company in the City of San Antonio, Texas.

       SECTION 3.7. ORGANIZATIONAL AND REGULAR MEETINGS. Any newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately following its election at a meeting of the shareholders, at the place of such meeting. No notice of such first meeting need be given to either old or new members of the Board of Directors. Regular meetings may be held at such other times as shall be designated by the Board of Directors and notice of such regular meetings shall not be required.

       SECTION 3.8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon the call of the President or any two (2) directors of the Company. The Secretary shall give notice of such special meeting by mailing the same at least three (3) days or by telegraphing or telephoning the same at least one (1) day before the meeting to each director. Notice of the time, place and purpose of such meeting may be waived in accordance with Article VI of these Bylaws. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

       SECTION 3.9. QUORUM AND MANNER OF ACTING. A majority of the number of directors fixed by these Bylaws as from time to time amended shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise

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expressly required under the provisions of the 1940 Act , as amended, or where a larger vote is required by law, the Articles of Incorporation or these Bylaws. Any regular or special meeting of the Board of Directors may be adjourned from time to time by those present, whether a quorum is present or not.

       SECTION 3.10. REMOVAL OF DIRECTORS. Any director may be removed from office, either for or without cause, at any special meeting of shareholders by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of directors. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shares represented at such meeting and entitled to vote for the election of directors.

       SECTION 3.11. ACTION WITHOUT MEETING. Subject to the provisions of the 1940 Act, as amended, any action permitted or required by law, these Bylaws or by the Articles of Incorporation to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State or State Department of Assessments and Taxation of Maryland.

                                   ARTICLE IV

                                   COMMITTEES

       SECTION 4.1. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate an Executive Committee consisting of the President and one or more of the directors of the Company, and may delegate to such Executive Committee any of the powers of the Board of Directors except:

             a. the power to declare dividends or distributions on stock;

             b. the power to  recommend  to the  shareholders  any action  which requires shareholder approval;

             c. the power to amend the Bylaws;

             d. the power to approve any merger or share exchange which does not require shareholder approval; or

             e. the power to issue stock, except as hereafter provided.

If the Board of Directors has given general authorization for the issuance of stock of any class, the Executive Committee, in accordance with a general formula or method specified by the Board of Directors by resolution, may fix the terms of such class and the terms on which any stock may be issued, to the extent permitted by law and the Articles of Incorporation.

The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board of Directors. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by such revision or alteration.

       SECTION 4.2. OTHER COMMITTEES. The Board of Directors may, by resolution or resolutions adopted by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the directors of the Company, which committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company to the extent provided in said resolution or resolutions, except where action of the Board of Directors is specified by law. Such committee or committees shall have such
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name or names as may be determined  from time to time by  resolution  adopted by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committees.

       SECTION 4.3. GENERAL. A committee shall fix its own rules of procedure not inconsistent with these Bylaws and with any directions of the Board of Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Board of Directors. The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of the members of the committee present shall be necessary for the taking of any action. A committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

                                    ARTICLE V

                                    OFFICERS

       SECTION 5.1. NUMBER. The officers of the Company shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary, a Treasurer, and a Chief Compliance Officer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers.

       SECTION 5.2. SELECTION. The Board of Directors annually shall choose a President, and one or more Vice Presidents, a Secretary, a Treasurer, and a Chief Compliance Officer, none of whom, need be a member of the Board. In addition to being selected by a majority of Directors, the Chief Compliance Officer must be selected by a majority of the Directors who are not "interested persons" as defined under the 1940 Act and implementing rules (Independent Directors). Any two or more offices, except the offices of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.

       SECTION 5.3. TERM OF OFFICE. The officers of the Company shall hold office until their successors are chosen and qualified. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

       SECTION 5.4. SELECTION OF OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

       SECTION 5.5. SALARIES. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors. No officer shall be disqualified from receiving a salary by reason of his also being a director of the Company.

       SECTION 5.6. SUSPENSION. All officers shall be subject to peremptory suspension by written order of the President, subject to subsequent action of the Board of Directors. The President of the Company shall be subject to peremptory suspension by written order of the Board of Directors.

       SECTION 5.7. REMOVAL. Any officer or agent of the Company may be removed during his term by a majority vote of the Board of Directors, including a majority vote of the Independent Directors only if required under the 1940 Act and implementing rules, whenever, in its judgment, removal of such person would serve the best interests of the Company. Such removal shall terminate all of such person's authority as an officer of agent, but his right to salary and any contract rights shall depend on the terms of his employment and the circumstances of his removal. Election or appointment of an officer or agent shall not of itself create contract rights.

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       SECTION 5.8. PRESIDENT. Subject to the control of the Board of Directors, the President shall be the Chief Executive Officer of the Company and shall preside at all meetings of the shareholders. He shall assume general and active management of the business of the Company and general and active supervision and direction over the other officers, agents, and employees of the Company and shall see that their duties are properly performed. The foregoing shall not apply to any responsibilities delegated by the Board of Directors to a manager, investment adviser, underwriter, custodian, or transfer agent pursuant to any written contract, as provided for in the Articles of Incorporation or these Bylaws.

       The President, either alone or (if so required by law, these Bylaws or the Board of Directors) with the Secretary or any other officer of the Company so authorized by the Board of Directors, may sign certificates of shares of the Company or any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise signed or executed.

       The President, in conjunction with the Secretary, may duly authenticate the Company records or copies thereof for use as evidence in any action or proceeding to which the Company may be a party.

       In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

       SECTION 5.9 THE VICE PRESIDENTS. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in his absence or disability or refusal to act, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

       SECTION 5.10. THE SECRETARY AND ASSISTANT SECRETARIES. The Secretary of the Company shall have the following powers and duties:

             a. to keep the minutes of the meetings of shareholders, of the Board of Directors, and of any committee thereof in one or more books provided for that purpose;

             b. to see that all notices are duly given, in accordance with these Bylaws or as required by law;

             c. to be custodian of the corporate records and the seal of the Company;

             d. to see that the seal of the Company is affixed to all documents duly authorized for execution under seal on behalf of the Company;

             e. to keep or cause to be kept for the Company the stock ledger described in Section 7.2 of these Bylaws;

             f. to countersign certificates for Company shares, the issuance of which have been authorized by resolution of the Board of Directors;

             g. to have general charge of the stock transfer books of the Company;

             h. to duly authenticate, in conjunction with the President, the Company records or copies thereof to be used as evidence in any action or proceedings to which the Company may be a party and

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             i.     to perform all duties  incidental to the Office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the President or Board of Directors.

The Assistant Secretary, or if there by more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or refusal to act or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as, from time to time, may be assigned by the President, the Secretary or the Board of Directors.

      SECTION 5.11. THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall:

             a. have charge and custody of, and be responsible for, all the funds and securities of the Company, except those which the Company has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Company;

             b.     keep  full  and  accurate   accounts  of  the  receipts  and
                    disbursements in books belonging to the Company;

             c. cause all monies and other valuables to be deposited to the credit of the Company;

             d. receive, and give receipts for, monies due and payable to the Company from any source whatsoever;

             e.     disburse  the  funds  of  the  Company  and   supervise  the
                    investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefore; and

             f. in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, or the Board of Directors.

       The  Assistant  Treasurer,  or if there be more than one,  the  Assistant
Treasurers in the order determined by the Board of Directors, shall, in the absence or refusal to act or disability of the Treasurer, perform such other duties as, from time to time, may be assigned by the President, the Treasurer or the Board of Directors.

       SECTION 5.12. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall oversee and direct the implementation of the Company's compliance program as mandated by the 1940 Act and implementing rules. The Chief Compliance Officer shall perform such other duties and have such other responsibilities as from time to time may be assigned to him by the Directors. The Chief Compliance Officer shall report directly to the Directors or a committee of the Directors in carrying out his functions.

       SECTION 5.13. OTHER SUBORDINATE OFFICERS. Other subordinate officers and agents appointed by the Board of Directors shall exercise such powers and perform such duties as may be assigned by the President or may be delegated to them by the resolution appointing them, or by subsequent resolutions adopted from time to time by the Board of Directors.

       SECTION 5.14. BONDING. The Board of Directors may require any officer, agent or employee to give bond for the faithful discharge of his duty and for the protection of the Company in such sum and with such surety or sureties as the Board of Directors may deem advisable.

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                                   ARTICLE VI

                                WAIVERS OF NOTICE

       Whenever, under the provisions of any law, the Articles of Incorporation of amendments thereto, or these Bylaws, any notice is required to be given to any shareholder, director or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Waivers given by telegram, radiogram, or cablegram shall be deemed waivers in writing within the meaning of these Bylaws.


                                   ARTICLE VII

                                  CAPITAL STOCK

       SECTION 7.1. SHARE CERTIFICATES. NO CERTIFICATES CERTIFYING THE OWNERSHIP OF SHARES NEED BE ISSUED EXCEPT AS THE BOARD OF DIRECTORS MAY OTHERWISE DETERMINE FROM TIME TO TIME. No certificate may be issued until payment for the shares represented thereby has been made in full. Such certificates shall be numbered and registered in the order in which they are issued, shall be signed by the Chairman of the Board, President or Vice President and countersigned by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, and may bear the seal of the Company or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance. Each share certificate shall include on its face the name of the Company, the name of the shareholder and the class of stock and number of shares represented by the certificate. In addition it shall contain on its face or its back a statement that the Company will furnish to any of the shareholders upon request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Company is authorized to issue and the authority of the Board of Directors to designate new classes and determine such matters with respect thereto.

       SECTION 7.2. STOCK LEDGER AND RECORD OF SHAREHOLDERS. The Company shall maintain at its offices in the City of San Antonio, State of Texas, or at the offices of a transfer agent, if one is appointed, an original or duplicate stock ledger containing the names and addresses of all shareholders and the number of shares of each class held by each shareholder, and, if a certificate has been issued, the certificate number, date of issue and whether it was original issue or by transfer. The Board of Directors of the Company may appoint one or more transfer agents of the stock of the Company. Unless and until such appointment is made, the Secretary of the Company shall maintain the stock ledger. The names of shareholders as they appear on the stock ledger shall be the official list of shareholders of record of the Company for all purposes. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person, except as otherwise provided by the laws of Maryland.

       SECTION 7.3. TRANSFERS OF SHARES. The shares of the Company shall be transferable on the stock certificate books of the company upon appropriate authorization in person by the holder of record thereof, or his duly authorized attorney or legal representative, and, if a certificate was issued, upon endorsement and surrender for cancellation of the certificate for such shares. All certificates surrendered for transfer shall be cancelled, and no new certificates shall be issued to the transferee until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Company and any transfer agent of the Company as the Board of Directors may prescribe.

       SECTION 7.4. ACCOUNT MAINTENANCE CHARGES. The Board of Directors may, in accordance with such terms and conditions as it may from time to time prescribe, establish an account maintenance charge to be paid by shareholders of the Company for maintenance of their accounts. Any account maintenance charge established by the Board of Directors of the Company may be charged against income credited to a shareholder account and, to the extent there is not sufficient income credited to a shareholder account in any period to cover such charge, the Company may redeem sufficient shares owned by a shareholder to cover such charges. A shareholder charged with any maintenance charge pursuant to this
Section 7.4 as a result of having an account with a value less than a specified amount shall be given prompt written notice at the time of imposition of such charge.

                                  ARTICLE VIII

                                    CUSTODIAN

       SECTION 8.1. EMPLOYMENT OF CUSTODIAN. All assets of the Company shall be held by one or more custodian banks or trust companies meeting the requirements of the 1940 Act , as amended, and having capital, surplus and undivided profits of at least $2,000,000 and may be registered in the name of the Company, including a designation of the particular class to which such assets belong, or any such custodian, or a nominee of either of them. The terms of any custodian agreement shall be determined by the Board of Directors, which terms shall be in accordance with the provisions of the 1940 Act, as amended. If so directed by vote of the holders of a majority of the outstanding shares of a particular class or by vote of the Board of Directors, the custodian of the assets belonging to such class shall deliver and pay over such assets as specified in such vote.

       Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Company may direct a custodian to deposit all or any part of the securities owned by the Company in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission, or otherwise in accordance with the 1940 Act, as amended, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Company or a custodian.

                                   ARTICLE IX

                    INSPECTION OF BOOKS AND SHAREHOLDER LIST

       SECTION 9.1. INSPECTION OF BOOKS. The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them shall be open to the inspection of the shareholders. No shareholder shall have any right to inspect any account or book or document of the Company except as conferred by law or authorized by the Board of Directors or the shareholders.

       SECTION 9.2. INSPECTION OF SHAREHOLDER LIST. Any one or more persons, who together are and for at lease six months have been shareholders of record of at least 5% of the outstanding shares of the Company, may submit (unless the Company at the time of the request maintains a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Company or its resident agent in Maryland for a list of the shareholders of the Company.

                                       9
Within 20 days after such a request, there shall be prepared and filed at the Company's principal office in Maryland a list, verified under oath by an officer of the Company or by its stock transfer agent or registrar, which sets forth the name and address of each shareholder and the number of shares of each class which the shareholder holds.

                                    ARTICLE X

                                  MISCELLANEOUS

       SECTION 10.1. FISCAL YEAR. The fiscal year of the Company shall begin on the first day of April and end on the thirty-first day of March in each year.

       SECTION 10.2. SEAL. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

       SECTION 10.3. ANNUAL STATEMENT OF AFFAIRS. The President or any Vice President or the Treasurer shall prepare annually a full and correct statement of the affairs of the Company, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be placed on file at the Company's principal office within 120 days after the end of the fiscal year.

                                   ARTICLE XI

                                    AMENDMENT

       SECTION 11.1. BY SHAREHOLDERS. These Bylaws may be amended, altered, repealed or added to at any special meeting called for that purpose by the affirmative vote of a majority of the shares entitled to vote and represented at such meeting.

       SECTION 11.2. BY DIRECTORS. The Board of Directors may alter and amend these Bylaws at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, by the affirmative vote of a majority of such Board, except where a vote of shareholders is required by law, the Articles of Incorporation, or these Bylaws.

                                       10

BYLAWS\BYLAWS.TEF3-01-05.DOC